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                                                                     EXHIBIT 5.1

                        [SHEARMAN & STERLING LETTERHEAD]

                                 March 24, 1999

Global TeleSystems Group, Inc.
1751 Pinnacle Drive
North Tower -- 12th Floor
McLean, Virginia 22102

Ladies and Gentlemen:

     We have acted as U.S. counsel to Global TeleSystems Group, Inc., a Delaware corporation ("GTS"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by GTS on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 24,175,121 shares of common stock, par value $0.10 per share, of GTS (the "GTS Common Stock"). The GTS Common Stock is being registered in connection with the obligation of GTS, pursuant to certain registration rights agreements and other undertakings, to register shares of GTS Common Stock held by certain stockholders of GTS that may be sold pursuant to the prospectus included in the Registration Statement (the "Prospectus"). The GTS Common Stock is described in the Prospectus included in the Registration Statement. This opinion is an exhibit to the Registration Statement.

     In that capacity, we have reviewed the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of other documents, corporate records, certificates and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as copies.

     Based upon the foregoing, we are of the opinion that the shares of GTS Common Stock to which the Registration Statement relates have been duly authorized and are validly issued, fully paid and non-assessable.

     Our opinions expressed above are limited to Delaware corporate law and we do not express any opinion herein concerning any other law.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "LEGAL MATTERS" contained in the Prospectus.

                                            Very truly yours,

                                                 /s/ SHEARMAN & STERLING
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